UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 13, 2014

PENDRELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point

Kirkland, Washington 98033

(Address of Principal Executive Offices) (Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Pendrell Corporation (the “Company”) held its annual meeting of shareholders on June 13, 2014. At the meeting, the shareholders of the Company (i) elected the persons listed below to serve as directors of the Company, and (ii) approved an advisory (non-binding) resolution on executive compensation. Set forth below are the voting results for each of these proposals:

Proposal 1 – Election of Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard P. Emerson	580,090,967	7,569,989	0
Nicolas Kauser	581,113,598	6,547,358	0
Craig O. McCaw	579,876,885	7,784,071	0
Lee E. Mikles	585,425,198	2,235,758	0
R. Gerard Salemme	579,168,112	8,492,844	0
Stuart M. Sloan	581,787,004	5,873,952	0
H. Brian Thompson	573,511,903	14,149,053	0
Benjamin G. Wolff	582,548,036	5,112,920	0

Proposal 2 – Approval of an advisory (non-binding) resolution on executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
548,647,321	38,825,136	188,499	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION

By:	/s/ Timothy M. Dozois
Timothy M. Dozois
Corporate Counsel and Corporate Secretary

Dated: June 17, 2014